As filed with the Securities and Exchange Commission on September 15, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0784194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

245 First Street

Suite 1800

Cambridge, MA 02142

(Address of principal registered offices) (Zip Code)

Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan

(Full title of the Plans)

Mark S. Levine

Vice President and General Counsel

245 First Street

Suite 1800

Cambridge, MA 02142

(Name and address of agent for service)

(617) 444-8444

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, 0.0001 par value, to be issued pursuant to the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan	3,543,754 shares	$7.26	$25,727,654.04	$3,313.73
Total	3,543,754 shares			$3,313.73

(1)                  Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Minerva Neurosciences, Inc. Amended and Restated 2013 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)                  Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on September 8, 2014.

(3)                  In connection with the registration of unsold securities pursuant to a Registration Statement on Form S-1 (Registration No. 333-195169), which was initially filed on April 9, 2014, the registrant previously paid $9,696, a portion of which fee shall be applied to offset this registration fee in its entirety.

PART I

Information Required in the Prospectus

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this registration statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
Information Required in the Registration Statement

Item 3.     Incorporation of Documents by Reference

Minerva Neurosciences, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(a)                                 The Registrant’s prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on July 1, 2014 relating to the registration statement on Form S-1, as amended (File No. 333-195169), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)                                 The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (Registration No. 001-36517) filed with the Commission on June 23, 2014 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary

Item 4.     Description of Securities

Not Applicable.

Item 5.     Interests of Named Experts and Counsel

None.

Item 6.     Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that it will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits its amended and restated certificate of incorporation from limiting the liability of its directors for the following (i) any breach of the director’s duty of loyalty to the Registrant or to its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions; and (iv) any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Registrant’s directors will be eliminated or limited to the fullest extent permitted by

Delaware law, as so amended. The Registrant’s amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Registrant’s amended and restated bylaws, it is also be empowered to enter into indemnification agreements with its directors, officers, employees and other agents and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification required in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws, it expects to enter, or has entered, into indemnification agreements with each of its directors, officers, and some employees. These agreements provide for the indemnification of the Registrant’s directors, officers, and some employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were the Registrant’s agents. The Registrant also maintains directors’ and officers’ liability insurance.

Item 7.     Exemption from Registration Claimed

Not Applicable.

Item 8.     Exhibits

Exhibit Number		Exhibit
3.1	(1)	Amended and Restated Certificate of Incorporation of Registrant

3.2	(2)	Amended and Restated Bylaws of Registrant

4.3	(3)	Specimen Common Stock certificate of Registrant

5.1	*	Opinion of Morgan, Lewis & Bockius LLP

23.1	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	*	Consent of Deloitte & Touche LLP, Independent Auditors

23.4	*	Consent of PricewaterhouseCoopers SA, Independent Accountants

24.1	*	Power of Attorney (Included on the Signature Page to this Form S-8).

99.1	(4)	Amended and Restated 2013 Equity Incentive Plan

*                 Filed herewith.

(1)         Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(2)         Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(3)         Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1(File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(4)         Filed as Exhibit 10.24 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1(File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

Item 9.     Undertakings

A.                            The Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

B.                        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on September 15, 2014.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Rogerio Vivaldi Coelho
Rogerio Vivaldi Coelho
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, the undersigned hereby constitute and appoint Rogerio Vivaldi Coelho and Geoff Race and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Rogerio Vivaldi Coelho	President, Chief Executive Officer and Director	September 15, 2014
Rogerio Vivaldi Coelho	(Principal Executive Officer)

/s/ Geoff Race	Executive Vice President and Chief Financial Officer	September 15, 2014
Geoff Race	(Principal Financial and Accounting Officer)

/s/ Marc Beer	Director	September 15, 2014
Marc Beer

/s/ Francesco de Rubertis	Director	September 15, 2014
Francesco de Rubertis

/s/ Michèle Ollier	Director	September 15, 2014
Michèle Ollier

/s/ Nico Vandervelpen	Director	September 15, 2014
Nico Vandervelpen

/s/ Jan van Heek	Director	September 15, 2014
Jan van Heek

EXHIBIT INDEX

Exhibit Number		Exhibit
3.1	(1)	Amended and Restated Certificate of Incorporation of Registrant

3.2	(2)	Amended and Restated Bylaws of Registrant

4.3	(3)	Specimen Common Stock certificate of Registrant

5.1	*	Opinion of Morgan, Lewis & Bockius LLP

23.1	*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	*	Consent of Deloitte & Touche LLP, Independent Auditors

23.4	*	Consent of PricewaterhouseCoopers SA, Independent Accountants

24.1	*	Power of Attorney (Included on the Signature Page to this Form S-8).

99.1	(4)	Amended and Restated 2013 Equity Incentive Plan

*                 Filed herewith.

(1)         Filed as Exhibit 3.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(2)         Filed as Exhibit 3.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(3)         Filed as Exhibit 4.1 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.

(4)         Filed as Exhibit 10.24 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-195169), filed on June 10, 2014 and incorporated herein by reference.